Exhibit 23.4

Consent Letter

To:

Love & Health Limited (the “Company”)
Suites 3605-06
36F, Tower 6, The Gateway
Harbour City
Kowloon, Hong Kong

Date: February 23, 2024

Dear Sirs,

We hereby consent to the reference to our firm under the heading “Risk Factors” and elsewhere in the Company’s registration statement on Form S-1, which will be filed with the Securities and Exchange Commission in February 2024.

Yours faithfully,

/s/ Global Law Office
Global Law Office